CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
BayFirst Financial Corp. (formerly First Home Bancorp, Inc.)
St. Petersburg, Florida

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 10, 2021 with respect to the consolidated financial statements of BayFirst Financial Corp. (the “Company”) as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, which is included in the Company’s Registration Statement on Form S-1/A (No. 333-256009).

/s/ Dixon Hughes Goodman LLP

Tampa, Florida
February 14, 2022